UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLEANTECH ACQUISITION CORP.
(Name of Registrant as Specified in its Charter)

_____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEANTECH ACQUISITION CORP.
207 West 25th Street, 9th Floor
New York, NY 10001

June [•], 2022

Dear Stockholders:

On behalf of the Board of Directors of CleanTech Acquisition Corp. (the “Company,” “CleanTech,” “CLAQ” or “we”), I invite you to attend our Special Meeting of Stockholders (the “Special Meeting”). We hope you can join us. The Special Meeting will be held at 10:00 a.m. Eastern Time on July [•], 2022. CLAQ will be holding the Special Meeting via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
[•] (standard rates apply)
Passcode for telephone access:
[•]

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompany this letter are also available at https://www.cstproxy.com/[•]. We are first mailing these materials to our stockholders on or about [•].

As discussed in the enclosed Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

(i)     Proposal 1 — A proposal to amend CLAQ’s current certificate of incorporation (the “Current Charter”), giving the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 (i.e., for a period of time ending 18 months from the consummation of its initial public offering (the “IPO”) (the “Charter Amendment”) (we refer to this proposal as the “Charter Amendment Proposal”);

(ii)    Proposal 2 — A proposal to amend CLAQ’s investment management trust agreement, dated as of July 14, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Combination Period six (6) times for an additional one (1) month each time from July 19, 2022 to January 19, 2023 (the “Trust Amendment”) by depositing into the trust account (the “Trust Account”) $100,000 (the “Extension Payment”) for each one-month extension (we refer to this proposal as the “Trust Amendment Proposal”); and

(iii)   Proposal 3 — To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof (we refer to this proposal as the “Adjournment Proposal”).

The Company’s Current Charter and Trust Agreement provide that the Company has the right to extend the Combination Period two (2) times for an additional three (3) months each time from July 19, 2022 (i.e., 12 months from the consummation of the IPO) up to January 19, 2023 (i.e., 18 months from the consummation of the IPO). The only way to extend the Combination Period from July 19, 2022 without the need for a separate stockholder vote under the Current Charter and Trust Agreement is for our initial stockholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, to deposit into the Trust Account $1,725,000 (i.e., $0.10 per issued and outstanding share of common stock issued in the IPO (the “public share”)), for each three-month extension, on or prior to the date of the applicable deadline.

If both the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the Company will instead have the right to extend the Combination Period six (6) times for an additional one (1) month each time up to January 19, 2023 (i.e., the same 18 months from the consummation of the IPO), provided that the Extension Payment of $100,000 is deposited into the Trust Account on or prior to the date of the same applicable deadline. Therefore, if the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the amount of money needed to extend the time to complete a business combination would be significantly reduced.

As previously announced, CLAQ entered into an Agreement and Plan of Merger dated December 16, 2021, as amended on January 30, 2022, and June 6, 2022 (the “Merger Agreement,” and together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”), with CleanTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CleanTech (“Merger Sub”), and Nauticus Robotics, Inc., a Texas corporation (“Nauticus”). Pursuant to the terms of the Merger Agreement, a business combination between CleanTech and Nauticus will be effected through the merger of Merger Sub with and into Nauticus, with Nauticus surviving the merger as a wholly owned subsidiary of CleanTech (the “Merger”). The Board of Directors of CLAQ has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of CleanTech. CLAQ will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all CLAQ stockholders. CLAQ and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before July 19, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. Management believes that it can close the Business Combination before October 19, 2022 (i.e., the end of the first three-month extension period).

After consultation with CleanTech Sponsor I LLC and CleanTech Investments, LLC (collectively, the “Co-Sponsors”), CLAQ management has reasons to believe that, if the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Co-Sponsors or their affiliates will contribute $100,000 to the Company as a loan (each loan being referred to herein as a “Contribution”) for the Company to deposit the funds into the Trust Account as the Extension Payment, upon five days’ advance notice prior to the applicable deadlines, and to extend the Combination Period for an additional one (1) month period each time for six (6) times. Each Contribution will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Contribution which will be made on the day of the approval of the Trust Amendment Proposal. The Contribution(s) will bear no interest and will be repayable by the Company to the Co-Sponsors upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. Each of the Charter Amendment, Trust Amendment, and the Adjournment Proposal are more fully described in the accompanying Proxy Statement.

You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed or the Company has not consummated the business combination by the applicable termination date.

In connection with the Charter Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to CLAQ to pay franchise and income taxes, divided by the number of then outstanding public shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Charter Amendment Proposal, Trust Amendment Proposal, and the Adjournment Proposal, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Charter Amendment Proposal and Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the Business Combination is submitted to a vote by the stockholders, subject to any limitations set forth in our Charter, as amended by the Charter Amendment. However, CLAQ will not proceed with the Charter Amendment and Trust Amendment if the redemption of public shares in connection therewith would cause CLAQ to have net tangible assets of less than $5,000,001. Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $[•] million of marketable securities as of [•]. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if CLAQ has not completed a business combination by January 19, 2023. Our Co-Sponsors, our officers and directors and our other initial stockholders, own an aggregate of 4,312,500 shares of our common stock, which we refer to as the “Founder Shares”, that were issued prior to our initial public offering (“IPO”) and our sponsor owns 7,175,000 warrants, which we refer to as the “Private Placement Warrants”, that were purchased by our Co-Sponsors in a private placement which occurred simultaneously with the completion of the IPO.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or [•], 2022). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of [•], 2022, there was approximately $[•] million in the Trust Account. If the Charter Amendment Proposal and the Trust Amendment Proposal are approved and the Company extends the Combination Period to January 19, 2023, with one (1) month extension each time after July 19, 2022, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation will be approximately $[•] per share (without taking into account any interest), in comparison to the current redemption price of approximately $[•] per share.

If the Charter Amendment Proposal and Trust Amendment Proposal are not approved, we retain the right to extend the Combination Period by two (2) times for an additional three (3) months each time from July 19, 2022, to January 19, 2023, by depositing $1,725,000, or $0.10 for each public share, to the Trust Account.

Subject to the foregoing, the affirmative vote of at least a majority of the Company’s outstanding common stock, including the common stock owned by our initial stockholders, will be required to approve the Charter Amendment Proposal and Trust Amendment Proposal. Our Board will abandon and not implement the Charter Amendment and Trust Amendment unless our stockholders approve both the Charter Amendment and Trust Amendment. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Charter Amendment and Trust Amendment, our Board will retain the right to abandon and not implement the Charter Amendment and Trust Amendment at any time without any further action by our stockholders.

Our Board has fixed the close of business on June 15, 2022, as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

After careful consideration of all relevant factors, the Board of Directors has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Enclosed is the Proxy Statement containing detailed information concerning the Charter Amendment and the Trust Amendment at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

Sincerely,
/s/ Eli Spiro
Eli Spiro
Chief Executive Officer
[•], 2022

CLEANTECH ACQUISITION CORP.
207 West 25th Street, 9th Floor
New York, NY 10001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•]

[•], 2022

To the Stockholders of CleanTech Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of CleanTech Acquisition Corp. (the “Company,” “CLAQ” or “we”), a Delaware corporation, will be held on [•], 2022, at 10:00 a.m. Eastern Time. The Company will be holding the Special Meeting via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
[•] (standard rates apply)
Passcode for telephone access: [•]

The purpose of the Special Meeting will be to consider and vote upon the following proposals:

(i)     Proposal 1 — A proposal to amend CLAQ’s current certificate of incorporation (the “Current Charter”), giving the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 (i.e., for a period of time ending 18 months from the consummation of its initial public offering (the “IPO”) (the “Charter Amendment”) (we refer to this proposal as the “Charter Amendment Proposal”);

(ii)    Proposal 2 — A proposal to amend CLAQ’s investment management trust agreement, dated as of July 14, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Combination Period six (6) times for an additional one (1) month each time from July 19, 2022 to January 19, 2023 (the “Trust Amendment”) by depositing into the Trust Account $100,000 (the “Extension Payment”) for each one-month extension (we refer to this proposal as the “Trust Amendment Proposal”); and

(iii)   Proposal 3 — To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof (we refer to this proposal as the “Adjournment Proposal”).

The Board of Directors has fixed the close of business on June 15, 2022 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors
/s/ Eli Spiro
Chief Executive Officer

New York, New York
[•], 2022

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2022. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT https://www.cstproxy.com/[•].

CLEANTECH ACQUISITION CORP.
207 West 25th Street, 9th Floor
New York, NY 10001

PRELIMINARY PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [•], 2022
FIRST MAILED ON OR ABOUT [•], 2022

Date, Time and Place of the Special Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of CleanTech Acquisition Corp. (the “Company,” “CleanTech,” “CLAQ” or “we”), a Delaware corporation, in connection with the Special Meeting of Stockholders to be held on [•], 2022 at 10:00 a.m. Eastern time for the purposes set forth in the accompanying Notice of Meeting. The Company will be holding the Special Meeting, and any adjournments thereof, via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
+[•] (standard rates apply)
Passcode for telephone access: [•]

The principal executive office of the Company is 207 West 25th Street, 9th Floor, New York, NY 10001, and its telephone number, including area code, is (212) 494-9005.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to consider and vote upon the following matters:

1.      Proposal 1 — A proposal to amend CLAQ’s current certificate of incorporation (the “Current Charter”), giving the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 (i.e., for a period of time ending 18 months from the consummation of its initial public offering (the “IPO”) (the “Charter Amendment”) (we refer to this proposal as the “Charter Amendment Proposal”);

2.      Proposal 2 — A proposal to amend CLAQ’s investment management trust agreement, dated as of July 14, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Combination Period six (6) times for an additional one (1) month each time from July 19, 2022 to January 19, 2023 (the “Trust Amendment”) by depositing into the Trust Account $100,000 (the “Extension Payment”) for each one-month extension (we refer to this proposal as the “Trust Amendment Proposal”); and

3.      Proposal 3 — To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof (we refer to this proposal as the “Adjournment Proposal”).

The Company’s Current Charter and Trust Agreement provide that the Company has the right to extend the Combination Period two (2) times for an additional three (3) months each time from July 19, 2022 (i.e., 12 months from the consummation of the IPO) up to January 19, 2023 (i.e., 18 months from the consummation of the IPO). The only way to extend the Combination Period from July 19, 2022 without the need for a separate stockholder vote under the Current Charter and Trust Agreement is for our initial stockholders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, to deposit into the Trust Account $1,725,000 (i.e., $0.10 per issued and outstanding share of common stock issued in the IPO (the “public share”)), for each three-month extension, on or prior to the date of the applicable deadline.

If both the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the Company will instead have the right to extend the Combination Period six (6) times for an additional one (1) month each time up to January 19, 2023 (i.e., the same 18 months from the consummation of the IPO), provided that the Extension Payment of $100,000 is deposited into the Trust Account on or prior to the date of the same applicable deadline. Therefore, if both the Charter Amendment Proposal and Trust Amendment Proposal are approved, the amount of money needed to extend the time to complete a business combination would be significantly reduced.

As previously announced, CLAQ entered into an Agreement and Plan of Merger (the “Merger Agreement,” and together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”) dated December 16, 2021, as amended on January 30, 2022, and June 6, 2022, with CleanTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CleanTech (“Merger Sub”), and Nauticus Robotics, Inc., a Texas corporation (“Nauticus”). Pursuant to the terms of the Merger Agreement, a business combination between CleanTech and Nauticus will be effected through the merger of Merger Sub with and into Nauticus, with Nauticus surviving the merger as a wholly owned subsidiary of CleanTech (the “Merger”). The Board of Directors of CLAQ has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of CleanTech. CLAQ will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all CLAQ stockholders. CLAQ and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before July 19, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. However, management believes that it can close the Business Combination before October 19, 2022 (i.e., the end of the first three-month extension period).

After consultation with CleanTech Sponsor I LLC and CleanTech Investments, LLC (collectively, the “Co-Sponsors”), CLAQ management has reasons to believes that, if the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Co-Sponsors or their affiliates will contribute $100,000 to the Company as a loan (each loan being referred to herein as a “Contribution”) for the Company to deposit the fund into the Trust Account as the Extension Payment, upon five days’ advance notice prior to the applicable deadlines, and to extend the Combination Period for an additional one (1) month period each time until December 19, 2022. Each Contribution will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Contribution which will be made on the day of the approval of the Trust Amendment Proposal. The Contribution(s) will bear no interest and will be repayable by the Company to Co-Sponsors upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. Each of the Charter Amendment, Trust Amendment, and the Adjournment Proposal are more fully described in the accompanying Proxy Statement.

You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed or the Company has not consummated the business combination by the applicable termination date.

In connection with the Charter Amendment, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to CLAQ to pay franchise and income taxes, divided by the number of then outstanding public shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Charter Amendment Proposal, Trust Amendment Proposal, and the Adjournment Proposal, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Charter Amendment Proposal and Trust Amendment Proposal are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the Business Combination is submitted to a vote by the stockholders, subject to any limitations set forth in our Charter, as amended by the Charter Amendment. However, CLAQ will not proceed with the Charter Amendment and Trust Amendment if the redemption of public shares in connection therewith would cause CLAQ to have net tangible assets of less than $5,000,001. Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $[•] million of marketable securities as of [•]. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if CLAQ has not completed a business combination by January 19, 2023. Our Co-Sponsors, our officers and directors and our other initial stockholders, own an aggregate of 4,312,500 shares of our common stock, which we refer to as the “Founder Shares”, that were issued prior to our initial public offering (“IPO”) and our sponsor owns 7,175,000 warrants, which we refer to as the “Private Placement Warrants”, that were purchased by our Co-Sponsors in a private placement which occurred simultaneously with the completion of the IPO.

Subject to the foregoing, the affirmative vote of at least a majority of the Company’s outstanding common stock, including the common stock owned by our initial stockholders (the “Common Stock”), will be required to approve the Charter Amendment Proposal and Trust Amendment Proposal. Our Board will abandon and not implement the Charter Amendment and Trust Amendment unless our stockholders approve both the Charter Amendment and Trust Amendment. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Charter Amendment and Trust Amendment, our Board will retain the right to abandon and not implement the Charter Amendment and Trust Amendment at any time without any further action by our stockholders.

Our Board has fixed the close of business on June 15, 2022, as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Common Stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

After careful consideration of all relevant factors, the Board of Directors has determined that each of the proposals are advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Voting Rights and Revocation of Proxies

The record date with respect to this solicitation is the close of business on June 15, 2022 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Special Meeting and any adjournment or adjournments thereof.

The shares of Common Stock represented by all validly executed proxies received in time to be taken to the Special Meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this Proxy Statement and the enclosed proxy card to our stockholders on or about [•], 2022.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

Outstanding Shares and Quorum

The number of outstanding shares of Common Stock entitled to vote at the Special Meeting is 21,562,500. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of 10,781,251 shares, or a majority of the number of outstanding shares of Common Stock, will constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.

Broker Non-Votes

Holders of shares of our Common Stock that are held in street name must instruct their bank or brokerage firm that holds their shares how to vote their shares. If a stockholder does not give instructions to his or her bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to “routine” items, but it will not be permitted to vote the shares with respect to “non-routine” items. In the case of a non-routine item, such shares will be considered “broker non-votes” on that proposal.

Proposal 1 (Charter Amendment) is a matter that we believe will be considered “non-routine.”

Proposal 2 (Trust Amendment) is a matter that we believe will be considered “non-routine.”

Proposal 3 (Adjournment) is a matter that we believe will be considered “routine.”

Banks or brokerages cannot use discretionary authority to vote shares on Proposals 1 or 2 if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Required Votes for Each Proposal to Pass

Assuming the presence of a quorum at the Special Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Charter Amendment	Majority of outstanding shares	No
Trust Amendment	Majority of outstanding shares	No
Adjournment	Majority of the outstanding shares represented by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting	Yes

Abstentions and broker non-votes will count as a vote against the first two proposals, but will not have an effect on the Adjournment Proposal assuming a quorum is present.

Interests of the Company’s Directors and Officers

When you consider the recommendation of our board, you should keep in mind that the Company’s Co-Sponsors, officers and directors have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        CLAQ’s Co-Sponsors have a fiduciary obligation to each of their respective members and Eli Spiro, (CLAQ’s Chief Executive Officer and Director) and Jonas Grossman (a CLAQ Director) are the controlling members of our Co-Sponsors. Because each of Mr. Spiro and Mr. Grossman have a fiduciary obligation to both CLAQ and the Co-Sponsors, they had a conflict of interest when voting.

•        If an initial business combination, is not completed, CLAQ will be required to dissolve and liquidate. In such event, the 4,312,500 Founder Shares currently held by the initial stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. The Founder Shares were purchased for an aggregate purchase price of $25,000 and had an aggregate market value of approximately $43.4 million based on the closing price of $10.07 per share of CLAQ Common Stock on the Nasdaq Stock Market as of June 16, 2022.

•        If an initial business combination, is not completed, an aggregate of 7,175,000 private warrants purchased by CLAQ’s Co-Sponsors for a total purchase price of $7,175,000, will be worthless. The private warrants had an aggregate market value of approximately $2.8 million based on the closing price of $0.39 per public warrant on the Nasdaq Stock Market as of June 16, 2022.

•        Because of these interests, CLAQ’s initial stockholders could benefit from the completion of a business combination that is not favorable to its public shareholders and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public shareholders rather than liquidate. For example, if the share price of the CLAQ Common Stock declined to $5.00 per share after the close of the business combination, CLAQ’s public shareholder that purchased shares in the initial public offering, would have a loss of $5.00 per share, while CLAQ’s Sponsor would have a gain of $4.99 per share because it acquired the Founder Shares for a nominal amount. In other words, CLAQ’s initial stockholders can earn a positive rate of return on their investment even if public stockholders experience a negative rate of return in the post-combination company.

•        One of CLAQ’s Co-Sponsors is CleanTech Sponsor I LLC, and the managing member of CleanTech Sponsor I LLC is Eli Spiro, CLAQ’s Chief Executive Officer and Director. If an initial business combination is not completed, CleanTech Sponsor I LLC will lose an aggregate of approximately $28.2 million, comprised of the following:

•        approximately $26.1 million (based on the closing price of $10.07 per share of CLAQ Common Stock on the Nasdaq Stock Market as of June 16, 2022) of the 2,595,000 Founder Shares CleanTech Sponsor I LLC holds;

•        approximately $1.9 million (based on the closing price of $0.39 per public warrant on the Nasdaq Stock Market as of June 16, 2022) of the 4,783,333 private warrants CleanTech Sponsor I LLC holds; and

•        repayment of an interest-free loan of $267,000 by CleanTech Sponsor I LLC since the loan will become payable only after closing of the business combination, or the date on which CLAQ determines that it is unable to effect a business combination.

•        CLAQ’s other Co-Sponsor, CleanTech Investments, LLC, is an affiliate of Chardan Capital Markets, LLC, or Chardan, and CLAQ’s director, Mr. Jonas Grossman, is the Managing Partner and President of Chardan. If an initial business combination, such as the Business Combination, is not completed, Chardan will lose an aggregate of approximately $23.7 million, comprised of the following:

•        approximately $14.5 million (based on the closing price of $10.07 per share of CLAQ Common Stock on the Nasdaq Stock Market as of June 16, 2022) of the 1,437,500 Founder Shares CleanTech Investment holds;

•        approximately $0.9 million (based on the closing price of $0.39 per public warrant on the Nasdaq Stock Market as of June 16, 2022) of the 2,391,667 private warrants CleanTech Investment holds;

•        a marketing fee of $6,037,500 for certain services pursuant to a Business Combination Marketing Agreement;

•        a placement fee of $2,118,000 (i.e., 6.0% of the private placement investment that is not sold to an affiliate of Chardan) for certain services pursuant to the financial advisory agreement (pursuant to the financial advisory agreement, Chardan also has a right of first refusal to act as a book-running manager with minimum economics of 15% for the first two public or private equity offerings by CLAQ or any successor or subsidiary of CLAQ);

•        repayment of an interest-free loan of $133,000 by CleanTech Investments, LLC since the loan will become payable only after closing of the business combination, or the date on which CLAQ determines that it is unable to effect a business combination; and

•        the $10,000 monthly administrative fee under the administrative support agreement pursuant to which CLAQ may delay payment of the same until the consummation of a business combination. As of March 2022, there is an accrued and unpaid balance of $83,333 owed to Chardan under the administrative support agreement.

Voting Procedures

Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card shows the number of shares of our Common Stock that you own.

•        You can vote your shares in advance of the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board of Directors. Our Board of Directors recommends voting “FOR” the Charter Amendment Proposal, Trust Amendment Proposal, and the Adjournment Proposal.

•        You can attend the Special Meeting and vote telephonically even if you have previously voted by submitting a proxy. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Solicitation of Proxies

Your proxy is being solicited by our Board on the proposals being presented to stockholders at the Special Meeting. The Company has agreed to pay Advantage Proxy its customary fee and out-of-pocket expenses. The Company will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. You may contact Advantage Proxy at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company.

Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding Common Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly.

Delivery of Proxy Materials to Stockholders

Only one copy of this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Proxy Statement at your residence, and would like to receive a separate copy of our Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to CleanTech Acquisition Corp., 207 West 25th Street, 9th Floor, New York, NY 10001; Attention: Secretary, or call the Company promptly at (212) 494-9005.

If you share an address with at least one other stockholder and currently receive multiple copies of our Proxy Statement, and you would like to receive a single copy of our Proxy Statement, please specify such request in writing and send such written request to CleanTech Acquisition Corp., 207 West 25th Street, 9th Floor, New York, NY 10001; Attention: Secretary.

Conversion Rights

Pursuant to our currently existing charter, any holders of our public shares may demand that such shares be converted for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the Special Meeting. Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the proposals and whether or not they are holders of our Common Stock as of the Record Date. If you properly exercise your conversion rights, your shares will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the Special Meeting). For illustrative purposes, based on funds in the Trust Account of approximately $[•] million on June [•], 2022, the estimated per share conversion price would have been approximately $10.[•].

In order to exercise your conversion rights, you must:

•        submit a request in writing prior to 5:00 p.m., Eastern time on [•], 2022 (two business days before the Special Meeting) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

•        deliver your public shares either physically or electronically through The Depository Trust Company to our transfer agent at least two business days before the Special Meeting. Stockholders seeking to exercise their conversion rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their broker, bank or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for conversion, once made, may be withdrawn at any time until the deadline for exercising conversion requests (and submitting shares to the transfer agent) and thereafter, with our consent. If you delivered your shares for conversion to our transfer agent and decide within the required timeframe not to exercise your conversion rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

Prior to exercising conversion rights, stockholders should verify the market price of our Common Stock, as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. We cannot assure you that you will be able to sell your shares of our Common Stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in our Common Stock when you wish to sell your shares.

If you exercise your conversion rights, your shares of our Common Stock will cease to be outstanding immediately prior to the Special Meeting (assuming the Charter Amendment Proposal and Trust Amendment Proposal are approved) and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Company, if any. You will be entitled to receive cash for these shares only if you properly and timely request conversion.

If the Charter Amendment Proposal and Trust Amendment Proposal are not approved and we do not consummate an initial business combination by July 19, 2022, we will be required to either (i) dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants to purchase Common Stock will expire worthless, or (ii) extend the business combination for three months each time by depositing $1,725,000 (or $0.10 for each public share) to the Trust Account.

Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising conversion rights with respect to the public shares.

If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your conversion rights with respect to the public shares upon the separation of the public shares from the units. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your conversion rights with respect to the public shares upon the separation of the public shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your conversion rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group as of June 10, 2022.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock	Approximate Percentage of Outstanding Shares of Common Stock
Five Percent Holders of CLAQ and the Combined Company
CleanTech Sponsor I LLC(2)	2,595,000	12.0%
CleanTech Investments, LLC(3)	1,437,500	6.7%
Highbridge Capital Management, LLC(4)	1,375,859	6.4%
Boothbay Fund Management, LLC(5)	1,400,000	6.5%
Weiss Asset Management LP(6)	1,725,144	8.0%
Polar Asset Management Partners Inc.(7)	1,150,000	5.3%
ATW Spac Management LLC(8)	1,400,000	6.5%
Directors and Named Executive Officers of CLAQ
Eli Spiro(2)	2,595,000	12.0%
Richard Fitzgerald	—	—
Louis Buffalino	—	—
Ankur Dhanuka	—	—
Jon Najarian	50,000	*
Governor Bill Richardson	100,000	*
Brendan Riley	30,000	*
Britt E. Ide	20,000	*
Jonas Grossman(3)	1,437,500	6.7%
Douglas Cole	20,000	*

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o CleanTech Acquisition Corp., 207 West 25th Street, 9th Floor, New York, NY 10001.

(2)      Consists of shares of Common Stock owned by CleanTech Sponsor I LLC, for which Eli Spiro is the managing member. Assuming the conversion and exercise of 8,625,000 Public Warrants issued in the IPO, 7,175,000 Private Warrants (of which 4,783,333 Private Warrants sold to the CleanTech Sponsor I LLC), 3,977,368 Nauticus Options, 3,036,735 shares of Common Stock pursuant to the conversion of the Debentures and 3,036,735 shares of Common Stock pursuant to the full exercise of the Warrants, post-dilution ownership would be approximately 8.3%, 8.4%, 9.1%, 9.6% and 10.2% under the No Redemptions, 10% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption scenarios, respectively.

(3)      Consists of shares of Common Stock owned by CleanTech Investments, for which Jonas Grossman is the managing member. Assuming the conversion and exercise of 8,625,000 Public Warrants issued in the IPO, 7,175,000 Private Warrants (of which 2,391,667 Private Warrants sold to the CleanTech Investments), 3,977,368 Nauticus Options, 3,036,735 shares of Common Stock pursuant to the conversion of the Debentures and 3,036,735 shares of Common Stock pursuant to the full exercise of the Warrants, post-dilution ownership would be approximately 4.3%, 4.4%, 4.7%, 5.0% and 5.3% under the No Redemptions, 10% Redemption, 50% Redemption, 75% Redemption, and Maximum Redemption scenarios, respectively.

(4)      Based on a Schedule 13G filed on February 3, 2022 by the reporting person. The address for the reporting persons is 277 Park Avenue, 23rd Floor, New York, New York 10172. Highbridge Capital Management, LLC, a Delaware limited liability company and the investment adviser to certain funds and accounts (the “Highbridge Funds”), has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock directly held by the Highbridge Funds.

(5)      Based on a Schedule 13G filed on February 4, 2022 by the reporting persons. The address for the reporting persons is 140 East 45th Street, 14th Floor, New York, NY 10017. The shares of Common Stock are held by Boothbay Fund Management, LLC, Boothbay Absolute Return Strategies LP, and Ari Glass, who are deemed to beneficially own an aggregate of 1,400,000 shares of Common Stock.

(6)      Based on a Schedule 13G filed on February 7, 2022 by the reporting persons. The address for the reporting persons is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116. Weiss Asset Management LP is the sole investment manager to a private investment partnership, and private investment funds. WAM GP is the sole general partner of Weiss Asset Management. Andrew Weiss is the managing member of WAM GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the partnership and the funds. Each of WAM GP, Weiss Asset Management, and Andrew Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein.

(7)      Based on a Schedule 13G filed on February 8, 2021 by the reporting person. The reporting person has a business address of 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. Polar Asset Management Partners Inc. serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”). PMSMF has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of more than 5% of the reported shares.

(8)      Based on a Schedule 13G filed on February 14, 2021 by the reporting persons. The address for the reporting persons is 7969 NW 2nd Street, #401 Miami, Florida 33126. The shares of Common Stock are held by one or more separately managed accounts managed by ATW SPAC Management LLC, a Delaware limited liability company, which has been delegated exclusive authority to vote and/or direct the disposition of such shares of Common Stock held by such separately managed accounts, which are sub-accounts of one or more pooled investment vehicles managed by a Delaware limited liability company. Antonio Ruiz-Gimenez is the managing member of ATW SPAC Management LLC.

PROPOSAL 1: THE CHARTER AMENDMENT

This is a proposal to amend CLAQ’s current certificate of incorporation (the “Current Charter”), giving the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 (i.e., for a period of time ending18 months from the consummation of its initial public offering (the “IPO”) (the “Charter Amendment”) (we refer to this proposal as the “Charter Amendment Proposal”);

All stockholders are encouraged to read the proposed Charter Amendment in its entirety for a more complete description of its terms. A copy of the proposed Charter Amendment is attached hereto as Annex A.

Reasons for the Proposed Charter Amendment

The purpose of the Charter Amendment is to give CLAQ the right to extend the Combination Period six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 in accordance with the terms of the Trust Agreement, as amended.

On December 16, 2021, CLAQ entered into an Agreement and Plan of Merger, as amended on January 30, 2022, and June 6, 2022 (the “Merger Agreement,” and together with the other agreements and transactions contemplated by the Merger Agreement, the “Business Combination”), with CleanTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CleanTech (“Merger Sub”), and Nauticus Robotics, Inc., a Texas corporation (“Nauticus”). Pursuant to the terms of the Merger Agreement, a business combination between CleanTech and Nauticus will be effected through the merger of Merger Sub with and into Nauticus, with Nauticus surviving the merger as a wholly owned subsidiary of CleanTech (the “Merger”). The Board of Directors of CLAQ has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of CleanTech. CLAQ will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all CLAQ stockholders. CLAQ and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before July 19, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. However, management believes that it can close the Business Combination before October 19, 2022.

After consultation with CleanTech Sponsor I LLC and CleanTech Investments, LLC (collectively, the “Co-Sponsors”), CLAQ management has reasons to believe that, if the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Co-Sponsors or their affiliates will contribute $100,000 to the Company as a loan (each loan being referred to herein as a “Contribution”) for the Company to deposit the fund into the Trust Account as the Extension Payment, upon five days’ advance notice prior to the applicable deadlines, and to extend the Combination Period for an additional one (1) month period each time until December 19, 2022. Each Contribution will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Contribution which will be made on the day of the approval of the Trust Amendment Proposal. The Contribution(s) will bear no interest and will be repayable by the Company to Co-Sponsors upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account. Each of the Charter Amendment, Trust Amendment, and the Adjournment Proposal are more fully described in the accompanying Proxy Statement.

You are not being asked to vote on any business combination at this time. If the Charter Amendment and Trust Amendment are implemented and you do not elect to redeem your public shares now, you will retain the right to vote the Business Combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed or the Company has not consummated the business combination by the applicable termination date.

In connection with the Charter Amendment Proposal, public stockholders may elect (the “Election”) to redeem their shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to CLAQ to pay franchise and income taxes, divided by the number of then outstanding public shares, regardless of whether such public stockholders vote “FOR” or “AGAINST” the Charter

Amendment, and an Election can also be made by public stockholders who do not vote, or do not instruct their broker or bank how to vote, at the Special Meeting. Public stockholders may make an Election regardless of whether such public stockholders were holders as of the record date. If the Charter Amendment and the Adjournment are approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the proposed business combination is submitted to the stockholders, subject to any limitations set forth in our Charter, as amended by the Charter Amendment. However, CLAQ will not proceed with the Charter Amendment if the redemption of public shares in connection therewith would cause CLAQ to have net tangible assets of less than $5,000,001. Each redemption of shares by our public stockholders will decrease the amount in our Trust Account, which held approximately $[•] million of marketable securities as of [•], 2022. In addition, public stockholders who do not make the Election would be entitled to have their shares redeemed for cash if CLAQ has not completed a business combination by the applicable termination date. Our sponsor, our officers and directors and our other initial stockholders, own an aggregate of 4,312,500 shares of our common stock, which we refer to as the “Founder Shares”, that were issued prior to our IPO and our Co-Sponsors own 7,175,000 warrants, which we refer to as the “Private Placement Warrants”, that were purchased by our sponsor in a private placement which occurred simultaneously with the completion of the IPO.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or [•], 2022). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of [•], 2022, there was approximately $[•] million in the Trust Account. If the Charter Amendment Proposal and the Trust Amendment Proposal are approved and the Company extends the Combination Period to January 19, 2023, with one (1) month extension each time after July 19, 2022, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation will be approximately $[•] per share (without taking into account any interest), in comparison to the current redemption price of approximately $[•] per share.

If the Charter Amendment Proposal and Trust Amendment Proposal are not approved, we retain the right to extend the Combination Period by two (2) times for an additional three (3) months each time from July 19, 2022, to January 19, 2023, by depositing $1,725,000, or $0.10 for each public share, to the Trust Account.

United States Federal Income Tax Considerations for Stockholders Exercising Conversion Rights

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF MAKING OR NOT MAKING THE ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX RULES AND POSSIBLE CHANGES IN LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED IN THIS PROXY STATEMENT.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•        a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions.    If a U.S. holder’s conversion of shares of Common Stock is treated as a distribution, such distributions will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described below under the section entitled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Dividends received by a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    If a U.S. holder’s conversion of shares of Common Stock is treated as a sale or other taxable disposition, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Common Stock converted. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Common Stock treated as a return of capital. If the holder purchased an investment unit consisting of both shares and warrants, the cost of such unit must be allocated between the shares and warrants that comprised such unit based on their relative fair market values at the time of the purchase. Calculation of gain or loss must be made separately for each block of shares owned by a U.S. holder. Any U.S. holder who has tendered all of his actually owned shares for conversion but continues to hold warrants after the conversion will generally not be considered to have experienced a complete termination of his interest in the Company.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” A non-U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a conversion.

Taxation of Distributions.    If a non-U.S. holder’s conversion of shares of Common Stock is treated as a distribution, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described below under the section entitled “— Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

The withholding tax described above does not apply to a dividend paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that such dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividend will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    If a non-U.S. holder’s conversion shares of Common Stock is treated as a sale or other taxable disposition, subject to the discussions of FATCA and backup withholding, below a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. holder were a U.S. resident. In the event the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Common Stock is regularly traded on an established securities market, a buyer of our Common Stock (we would be treated as a buyer with respect to a conversion of Common Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Charter Extension is completed.

FATCA Withholding Taxes.    Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a conversion of stock) on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a conversion of Common Stock.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from a conversion shares of Common Stock.

Backup withholding of tax may apply to cash payments to which a non-U.S. holder is entitled in connection with a conversion of shares of Common Stock, unless the non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Required Vote

Subject to the foregoing, the affirmative vote of at least a majority of the Company’s outstanding Common Stock, including the Common Stock owned by our initial stockholders, will be required to approve the Charter Amendment Proposal. Our Board will abandon and not implement the Charter Amendment unless our stockholders approve both the Charter Amendment Proposal and Trust Amendment Proposal. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Charter Amendment and Trust Amendment, our Board will retain the right to abandon and not implement the Charter Amendment and Trust Amendment at any time without any further action by our stockholders.

Our Board has fixed the close of business on June 15, 2022, as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Company’s Common Stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

You are not being asked to vote on any business combination at this time. If the Charter Amendment is implemented and you do not elect to redeem your public shares now, you will retain the right to vote on a proposed business combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed or the Company has not consummated the business combination by the Applicable Termination Date.

Recommendation

The Company’s Board of Directors recommends that you vote “FOR” the Charter Amendment Proposal.

PROPOSAL 2: THE TRUST AMENDMENT

The Trust Amendment

The proposed Trust Amendment would amend our existing Investment Management Trust Agreement (the “Trust Agreement”), dated as of July 14, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Combination Period six (6) times for an additional one (1) month each time from July 19, 2022 to January 19, 2023 (the “Trust Amendment”) by depositing into the Trust Account $100,000 (the “Extension Payment”) for each one-month extension. A copy of the proposed Trust Amendment is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

Reasons for the Trust Amendment

The purpose of the Trust Amendment is to give the Company the right to extend the Combination Period from July 19, 2022 six (6) times for an additional one (1) month each time up to January 19, 2023 (i.e., the same 18 months from the consummation of the IPO), provided that the Extension Payment of $100,000 is deposited into the Trust Account on or prior to the date of the same applicable deadline. Therefore, if this Trust Amendment Proposal and the Charter Amendment Proposal are approved, amount of money needed to extend the time to complete a business combination would be significantly reduced.

The Company’s Current Charter and Trust Agreement provide that the Company has until July 19, 2022 to complete a business combination without the payment of additional amounts into the Company’s Trust Account. Pursuant to the Company’s Current Charter and Trust Agreement, the Company may, but is not obligated to, extend the Combination Period two (2) times by an additional three (3) months each time, provided that the Company’s initial stockholders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $1,725,000 ($0.10 per public share), on or prior to the date of the applicable deadline. Our initial stockholders or their affiliates or designees would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so.

On December 16, 2021, the Company announced that it had entered into a definitive agreement for the Business Combination with Nauticus. The Board of Directors of CLAQ has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of CleanTech. CLAQ will hold a meeting of stockholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all CLAQ stockholders. CLAQ and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there will not be sufficient time before July 19, 2022 (its current termination date) to hold a special meeting to obtain the requisite stockholder approval of, and to consummate, the Business Combination. However, management believes that it can close the Business Combination before October 19, 2022 (i.e., the end of the first three-month extension period).

After consultation with the Company’s Co-Sponsors, CLAQ management has reasons to believe that, if the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Co-Sponsors or their affiliates will make $100,000 Contribution to the Company as a loan so the Company can deposit the fund into the Trust Account as the Extension Payment, upon five days’ advance notice prior to the applicable deadlines, and extend the Combination Period for an additional one (1) month period each time until December 19, 2022. Each Contribution will be deposited in the Trust Account within two business days prior to the beginning of the additional extension period (or portion thereof), other than the first Contribution which will be made on the day of the approval of the Trust Amendment Proposal. The Contribution(s) will bear no interest and will be repayable by the Company to Co-Sponsors upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

If the Trust Amendment Is Not Approved

If the Trust Amendment is not approved, and we do not consummate an initial business combination by July 19, 2022, we will be required to either (i) dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants to purchase Common Stock will expire worthless, or (ii) extend the Combination Period for three months each time by depositing $1,725,000 (or $0.10 for each public share) to the Trust Account.

The Company’s initial stockholders have waived their rights to participate in any liquidation distribution with respect to their insider shares. There will be no distribution from the Trust Account with respect to the Company’s warrants or rights, which will expire worthless in the event we wind up. The Company will pay the costs of liquidation from its remaining assets outside of the Trust Account. If such funds are insufficient, the Co-Sponsors have agreed to advance the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment of such expenses.

If the Trust Amendment Is Approved

If the Charter Amendment and the Trust Amendment are approved, the amendment to the Trust Agreement in the form of Annex B hereto will be executed and the Trust Account will not be disbursed except in connection with our completion of the Business Combination or in connection with our liquidation if we do not complete an initial business combination by the applicable termination date. The Company will then continue to attempt to consummate a business combination until the applicable termination date or until the Company’s Board of Directors determines in its sole discretion that it will not be able to consummate an initial business combination by the applicable termination date as described below and does not wish to seek an additional extension.

Required Vote

Subject to the foregoing, the affirmative vote of at least a majority of the Company’s outstanding Common Stock, including the Founder Shares, will be required to approve the Trust Amendment Proposal, Our Board will abandon and not implement the Trust Amendment Proposal unless our stockholders approve both the Charter Amendment Proposal and Trust Amendment Proposal. This means that if one proposal is approved by the stockholders and the other proposal is not, neither proposal will take effect. Notwithstanding stockholder approval of the Charter Amendment and Trust Amendment, our Board will retain the right to abandon and not implement the Charter Amendment and Trust Amendment at any time without any further action by our stockholders.

Our Board has fixed the close of business on June 15, 2022, as the date for determining the Company stockholders entitled to receive notice of and vote at the Special Meeting and any adjournment thereof. Only holders of record of the Company’s Common Stock on that date are entitled to have their votes counted at the Special Meeting or any adjournment thereof.

You are not being asked to vote on any business combination at this time. If the Trust Amendment is implemented and you do not elect to redeem your public shares now, you will retain the right to vote on a proposed business combination when it is submitted to stockholders and the right to redeem your public shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed or the Company has not consummated the business combination by the applicable termination date.

Recommendation

The Company’s Board of Directors recommends that you vote “FOR” the Trust Amendment Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

The adjournment proposal, if approved, will request the chairman of the special meeting (who has agreed to act accordingly) to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The adjournment proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the other proposals in this proxy statement. If the adjournment proposal is not approved by our stockholders, the chairman of the meeting will not exercise his ability to adjourn the special meeting to a later date (which he would otherwise have under the Chairman) in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the other proposals.

Required Vote

If a majority of the shares present in person or by proxy and voting on the matter at the special meeting vote for the adjournment proposal, the chairman of the special meeting will exercise his or her power to adjourn the meeting as set out above.

Recommendation

The Company’s Board of Directors recommends that you vote “FOR” the adjournment proposal.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about the Charter Amendment, the Trust Amendment or the Adjournment by contacting us at the following address or telephone number:

CleanTech Acquisition Corp.
207 West 25th Street, 9th Floor,
New York, NY 10001
(212) 494-9005

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than [•], 2022.

Annex A

Charter Amendment

AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CLEANTECH ACQUISITION CORP.

________, 2022

CleanTech Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “CleanTech Acquisition Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 18, 2020. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 14, 2021 (the “Amended and Restated Certificate”).

2. This Amendment to the Amended and Restated Certificate amends the Amended and Restated Certificate.

3. This Amendment to the Amended and Restated Certificate was duly approved by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by (i) July 19, 2022 (i.e., 12 months from the consummation of the IPO) or (ii) January 19, 2023 (i.e., up to 18 months from the consummation of the IPO) if the Corporation elects to extend the amount of time to complete a Business Combination for up to six (6) times for an additional one (1) month each time in accordance with the terms of the Investment Management Trust Agreement, as amended, between the Corporation and Continental Stock Transfer & Trust Company (in either case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law (“Dissolve”). In such event, the per share redemption price shall be equal to a pro rata share of the Trust Fund plus any pro rata interest earned on the funds held in the Trust Fund and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding. In the event that the Corporation does not timely make all additional deposits into its Trust Account as required by the Corporation’s Investment Management Trust Agreement entered into at the time of the IPO, as amended, the Corporation shall Dissolve.”

Annex A-1

IN WITNESS WHEREOF, CleanTech Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

CLEANTECH ACQUISITION CORP.

By:
Name:	Eli Spiro
Title:	Chief Executive Officer

Annex A-2

Annex B

PROPOSED AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of __________, 2022, to the Investment Management Trust Agreement (as defined below) is made by and between CleanTech Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of July 14, 2021 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at an special meeting of the Company held on ____________, 2022, the Company’s stockholders approved (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “A&R COI”) giving the Company the right to extend the date by which it has to consummate a business combination six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023 (i.e., for a period of time ending 18 months from the consummation of its initial public offering; and (ii) a proposal to amend the Trust Agreement requiring the Company to deposit $100,000 into the Trust Account for each one-month extension from July 19, 2022; and

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by (T) the 12-month anniversary of the closing of the IPO (“Closing”), or (U) if the Company’s Board of Directors extends the time to complete the Business Combination by one (1) month, the 13-month anniversary of the Closing, provided that the Company deposits $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 12-month anniversary of the Closing, or (V) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 1-month period, the 14-month anniversary of the Closing, provided that the Company deposits an additional $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 13-month anniversary of the Closing, or (W) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 1-month period, the 15-month anniversary of the Closing, provided that the Company deposits an additional $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 14-month anniversary of the Closing; or (X) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 1-month period, the 16-month anniversary of the Closing, provided that the Company deposits an additional $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 15-month anniversary of the Closing; or (Y) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 1-month period, the 17-month anniversary of the Closing, provided that the Company deposits an additional $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 16-month anniversary of the Closing; or (Z) if the Company’s Board of Directors further extends the time to complete the Business Combination by an additional 1-month period, the 18-month anniversary of the Closing, provided that the Company deposits an additional $100,000 for outstanding public shares of common stock into the Trust Account on or prior to the 17-month anniversary of the Closing; but if the Company has not completed the Business Combination within the applicable monthly anniversary of the Closing (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in

Annex B-1

the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date. For example, if during the 12th month, the Company does not deposit $100,000 for outstanding public shares common stock into the Trust Account by the last day of the 12th month, then the Last Date shall be the last day of the 12th month.”

2. Exhibit D of the Trust Agreement is hereby amended and restated in its entirety as follows:

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, N.Y. 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:         Trust Account — Extension Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between CleanTech Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [______________], 2022 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional one (1) month, from ______________ to ______________ (the “Extension”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $100,000, which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,
CLEANTECH ACQUISITION CORP.
By:
[•],

cc: Chardan Capital Markets, LLC

3. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

4. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

5. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

6. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[signature page follows]

Annex B-2

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:	Francis Wolf
Title:	Vice President

CLEANTECH ACQUISITION CORP.

By:
Name:	Eli Spiro
Title:	Chief Executive Officer

Annex B-3

PROXY CARD CLEANTECH ACQUISITION CORP. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [•], 2022: The Proxy Statement is available at https://www.cstproxy.com/[•].

The undersigned hereby appoints Eli Spiro as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of CleanTech Acquisition Corp. (the “Company”), to be held via teleconference as described in the Proxy Statement on [•], 2022 at 10:00 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [•], 2022 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.      PROPOSAL 1. CHARTER AMENDMENT — APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION GIVING THE COMPANY THE RIGHT TO EXTEND THE DATE BY WHICH IT HAS TO CONSUMMATE A BUSINESS COMBINATION (THE “COMBINATION PERIOD”) SIX (6) TIMES FOR AN ADDITIONAL ONE (1) MONTH EACH TIME, FROM JULY 19, 2022 TO JANUARY 19, 2023.

For ☐            Against ☐            Abstain ☐

2.      PROPOSAL 2. TRUST AMENDMENT — APPROVAL OF AN AMENDMENT TO THE COMPANY’S INVESTMENT MANAGEMENT TRUST AGREEMENT, DATED AS OF JULY 14, 2021 (THE “TRUST AGREEMENT”), BY AND BETWEEN THE COMPANY AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE “TRUSTEE”), ALLOWING THE COMPANY TO EXTEND THE COMBINATION PERIOD SIX (6) TIMES FOR AN ADDITIONAL ONE (1) MONTH EACH TIME FROM JULY 19, 2022 TO JANUARY 19, 2023 (THE “TRUST AMENDMENT”) BY DEPOSITING INTO THE TRUST ACCOUNT $100,000 FOR EACH ONE-MONTH EXTENSION.

For ☐            Against ☐            Abstain ☐

3.      PROPOSAL 3. ADJOURNMENT — APPROVAL TO DIRECT THE CHAIRMAN OF THE SPECIAL MEETING TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF, BASED UPON THE TABULATED VOTE AT THE TIME OF THE MEETING, THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE PROPOSALS 1 AND 2.

For ☐            Against ☐            Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes    No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.